EXHIBIT 99.1




FOR IMMEDIATE RELEASE                            COMPANY CONTACT:
                                                 JOHN R. FESTA
                                                 PRESIDENT AND CEO
                                                 (678)  264-4400

                          CARECENTRIC ANNOUNCES MERGER
         PROPOSAL FROM AN INVESTOR GROUP LED BY ITS MAJORITY STOCKHOLDER

ATLANTA, GA (FEBRUARY 4, 2003) - CARECENTRIC, INC. (OTC BULLETIN BOARD: CURA), a leading provider of management information systems to the home health care community, announced today that it has received a merger proposal from an investor group led by its majority stockholder, John Reed, and his son, Stewart Reed, that could have the effect of taking the company private.

     The proposal features the following key terms:

     o A new corporation formed by the investor group, Borden Associates, Inc., would be merged into CareCentric;

     o Smaller stockholders of CareCentric (those holding less than 4,000 shares) would be offered a price of $.55 per share;

     o Other CareCentric stockholders' shares would remain outstanding and continue to represent shares of CareCentric (the surviving company);

     o The investor group will pay up to a total of $450,000 to cash out the small stockholders and pay the transaction expenses of Borden;

     o The current stockholders of Borden would receive a total number of CareCentric shares equal to the total cash consideration invested in Borden divided by the per share price of $.55.

     The proposed transaction would have the following potential effects:

     o The number of record holders could be reduced from approximately 5,500 to approximately 200;

     o CareCentric would be eligible to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended;

     o If the termination of the registration of the common stock was completed, the common stock would no longer be quoted on the OTC Bulletin Board.

The proposal states that it is conditioned upon the approval of the transaction by the Board of Directors and stockholders of CareCentric, a special committee of the Board consisting of independent directors, a fairness opinion, and the receipt of all necessary regulatory approvals.

The Board has formed a special committee consisting of independent directors to review the proposal.

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CareCentric provides  information  technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, the CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in the CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in the CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.







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